EXHIBIT 3.1

[SEAL]	ROSS MILLER	Filed in the office of	Document Number
	Secretary of State	/s/ Ross Miller	20090629840-80
	204 North Carson Street, Ste 1	Ross Miller	Filing Date and Time
	Carson City, Nevada 89701-4299	Secretary of State	08/20/2009 1:45 PM
	(776) 884-5708	State of Nevada	Entity Number
	Website: secretaryofstate.biz		C19903-2003

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

ARTICLES OF MERGER (Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))
1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach 8 ½” x 11” blank sheet containing the required information for each additional entity.

Lone Mountain Mines, Inc.
Name of merging entity

	Nevada	Corporation
	Jurisdiction	Entity type *

Convenientcast Inc.
Name of merging entity

	Nevada	Corporation
	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *
and,
Lone Mountain Mines, Inc.
Name of surviving entity

	Nevada	Corporation
	Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. Filing Fee: $350.00

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor of the merger - NRS 92A. 190):
Attn:

c/o:

3)	(Choose one)

[ ]	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
[X]	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)
Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s entity was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

(b)	The plan was approved by the required consent of the owners of *:

Lone Mountain Mines, Inc.
Name of merging entity, if applicable

Convenientcast Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Lone Mountain Mines, Inc.
Name of surviving entity, if applicable

*
Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

(c)
Approval of plan of merger for Nevada non-profit corporation (NRS 92A. 180):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide articles numbers, if available (NRS 92A. 200)*:

Article 1: Name of Corporation should be changed to Convenientcast Inc.

6)	Location of Plan of Merger (check a or b):
[X] (a) The entire plan of merger is attached.
or,

[   ]
(b) The entire plan of merger is on file at the registered office of the surviving entity corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A. 200).

7)	Effective date (optional)**:

*
Amended and rested articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owing 90% or more of the subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles or merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all of the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*.

(If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):

Lone Mountain Mines, Inc.
Name of merging entity

	/s/ Kevin M. Murphy	President	8/14/09
	Signature	Title	Date

Convenientcast Inc.
Name of merging entity

	/s/ Howard Bouch	Chief Financial Officer	8/14/09
	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Lone Mountain Mines, Inc.
Name of surviving entity

	/s/ Kevin M. Murphy	President	8/14/09
	Signature	Title	Date

*
The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (the "Merger Agreement") is dated as of the 14th day of August, 2009.

BETWEEN:

Lone Mountain Mines, Inc. ("Lone Mountain"), a company incorporated under the laws of the State of Nevada, having an executive office at 1174 Manitou Drive, Fox Island, Washington 98333

AND:

Convenientcast Inc. ("Convenientcast"), a company incorporated under the laws of the State of Nevada, having an executive office at 1174 Manitou Drive, Fox Island, Washington 98333

(Lone Mountain and Convenientcast are hereinafter collectively referred to as the "Constituent Corporations")

WHEREAS:

A.
Lone Mountain was incorporated on August 15, 2003 under the name "Wannigan Ventures, Inc.", and its current authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 ("Lone Mountain Common Stock"), of which 16,735,000 are issued and outstanding;

B.
Convenientcast was incorporated on August 7, 2009, and its current authorized capital stock consists of 1,000 shares of common stock with a par value of $0.001 ("Convenientcast Common Stock"), 100 of which are issued and outstanding;

C.	Convenientcast is the wholly owned subsidiary of Lone Mountain;

D.
The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each of the Constituent Corporations that Convenientcast merge with and into Lone Mountain upon the terms and subject to the conditions set forth in this Merger Agreement; and

E.	The Boards of Directors of the Constituent Corporations have each approved this Merger Agreement.

NOW THEREFORE the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Convenientcast shall merge with and into Lone Mountain on the following terms, conditions and other provisions:

1.
Merger and Effective Time. At the Effective Time (as defined below). Convenientcast shall be merged with and into Lone Mountain in accordance with the applicable laws of the State of Nevada (the "Merger"), and Lone Mountain shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when Articles of Merger, in substantially

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the form attached to this Merger Agreement as Appendix A, are filed and declared effective by the Nevada Secretary of State (the "Effective Time").

2.
Effect of Merger. At the Effective Time, the separate corporate existence of Convenientcast shall cease; the corporate identity, existence, powers, rights and immunities of lone Mountain as the Surviving Corporation shall continue unimpaired by the Merger; and lone Mountain shall succeed to and shall possess all the assets. properties, rights. privileges, powers, franchises, Immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Convenientcast, all without further act or deed.

3.
Governing Documents. At the Effective Time, the Articles of Incorporation of Lone Mountain in effect immediately prior to the Effective Time and the Bylaws of Lone Mountain in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, except that Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to state that the name of the Surviving Corporation shall be "Convenientcast Inc.".

4.
Directors and Officers. At the Effective Time, the directors of Lone Mountain shall be the directors of the Surviving Corporation, and the officers of Lone Mountain shall be the officers (holding the same offices) of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5.
Cancellation of Convenientcast Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, each share of Convenientcast Common Stock shall be cancelled.

6.
Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Convenientcast such deeds and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, on record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Convenientcast, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Convenientcast, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

7.	Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of lone Mountain or Convenientcast.

8.	Amendment. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations.

9.	Tax-Free Reorganization. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

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10.	Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law or choice of laws.

11.
Counterparts. In order to facilitate the filing and recording of this Merger Agreement, it may be executed by facsimile or email and· in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Merger Agreement to be duly executed on the date set forth above.

LONE MOUNTAIN MINES, INC.	CONVENIENTCAST INC.

/s/ Howard Bouch	/s/ Kevin Murphy
Howard Bouch	Kevin M. Murphy
Chief Financial Officer	President & Chief Executive Officer

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